EXHIBIT 10.56
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                                ESCROW AGREEMENT

         This ESCROW AGREEMENT, dated as of ____ __, 2007 (this "Escrow Agreement"), is by and among Bridgeline Software, Inc., a Delaware corporation ("Buyer"); Objectware, Inc., a Georgia corporation ("Seller"); Erez M. Katz (the "Shareholder"), and Arnall Golden Gregory LLP (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

         WHEREAS, Buyer, Seller and the Shareholder are each party to an Agreement and Plan of Merger dated December 7, 2006 as amended pursuant to that certain First Amendment to Agreement and Plan of Merger dated as of March 29, 2007 (collectively, the "Agreement"), with respect to the merger of Seller with and into Buyer, and capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Agreement;

         WHEREAS, pursuant to the Agreement, (i) Buyer has agreed to place in escrow the Closing Deliverables required to be delivered by Buyer to Seller and/or the Shareholder at the Closing (collectively, the "Buyer Closing Deliverables"), (ii) Seller and the Shareholder have agreed to place in escrow the Closing Deliverables required to be delivered by Seller and/or the Shareholder to Buyer at the Closing (collectively, the "Seller Parties Closing Deliverables" and together with the Buyer Closing Deliverables, the "Escrowed Documents"), (iii) Buyer, Seller and the Shareholder have agreed to place the cash portion of the Initial Merger Consideration (the "Escrowed Amount") in escrow and (iv) Buyer, Seller and the Shareholder have agreed to place the stock certificate representing the Bridgeline Stock in the form of a single certificate registered in the name of "Erez M. Katz" (the "Escrowed Stock" and together with the Escrowed Documents and Escrowed Amount, the "Escrow Property") in escrow, all such Escrow Property to be held by the Escrow Agent upon the terms and conditions set forth in this Escrow Agreement; and

         WHEREAS, the Escrow Agent has agreed to hold and/or release the Escrowed Documents, Escrowed Amount and Escrowed Stock pursuant to the terms hereof.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

         1. Appointment of the Escrow Agent. Buyer, Seller and the Shareholder hereby appoint and designate the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and designation, subject to the terms and conditions contained herein.

         2. Delivery of Escrow Property.

         (a) Escrowed Documents. Simultaneously with the execution of this Escrow Agreement, (i) Buyer has delivered or caused to be delivered to the Escrow Agent, the Buyer Closing Deliverables and (ii) each of Seller and the Shareholder have delivered or caused to be delivered to the Escrow Agent, the Seller Parties Closing Deliverables, to be held by the Escrow
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Agent pursuant to the terms and conditions of this Escrow Agreement. The Escrow
Agent hereby acknowledges receipt of the Escrowed Documents and agrees to hold and release the Escrowed Documents in accordance with the terms and conditions contained herein.

         (b) Deposit of Escrowed Amount; Escrowed Stock.

                  (i) Delivery. Not later than five (5) business days after the Registration Statement has been declared effective by the SEC and trading has commenced and within one (1) hour of receipt by Buyer of net proceeds of the IPO in an aggregate amount at least equal to $10,000,000, Buyer shall (i) initiate a wire transfer of the Escrowed Amount to the Escrow Agent and (ii) deliver by overnight mail the Escrowed Stock to the Escrow Agent, each to be held by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement. Buyer's legal counsel, Morse, Barnes-Brown & Pendleton, P.C., shall notify the Escrow Agent of the effectiveness of the Registration Statement promptly upon Buyer's receipt of notice thereof from the SEC, and Escrow Agent shall be permitted to rely upon such notification for actions taken by it pursuant to
Section 3(a) of this Agreement.

                  (ii) Dividends, Voting and Rights of Ownership. Except for tax-free dividends paid in stock declared with respect to shares of Bridgeline Common Stock included in the Escrowed Stock pursuant to Section 305(a) of the Internal Revenue Code of 1986, as amended (the "Code") ("Additional Escrowed Stock"), there will be distributed promptly to the Shareholder any cash dividends or dividends payable in securities or other distributions of any kind made in respect of the Escrowed Stock. The Shareholder will have voting rights with respect to the Escrowed Stock so long as such Escrowed Stock is held in escrow, and Buyer will take all reasonable steps necessary to allow the exercise of such rights. While the Escrowed Stock remains in the Escrow Agent's possession pursuant to this Escrow Agreement and the Agreement, the Shareholder will retain and will be able to exercise all other incidents of ownership of said Escrowed Stock which are not inconsistent with the terms and conditions of this Escrow Agreement and the Agreement.

         3. Release of Escrowed Documents. The Escrow Agent hereby agrees to hold the Escrowed Documents in escrow, until the occurrence of the following events:

         (a) Upon receipt by the Escrow Agent of the Escrowed Amount and Escrowed Stock, the Escrow Agent shall (i) release to Buyer the Seller Parties Closing Deliverables and (ii) release to Seller and/or the Shareholder, as the case may be, the Buyer Closing Deliverables.

         (b) If the Registration Statement resulting in net proceeds to the Buyer of at least $10,000,000 is not declared effective by the SEC on or before the ninth business day following the Closing Date, the Escrow Agent shall (i) release to Buyer the Buyer Closing Deliverables and (ii) release to Seller and/or the Shareholder, as the case may be, the Seller Parties Closing Deliverables. Buyer's legal counsel, Morse, Barnes-Brown & Pendleton, P.C., shall notify the Escrow Agent promptly on the ninth business day following the Closing Date if the Registration Statement resulting in net proceeds to the Buyer of at least $10,000,000 has not been declared effective by the SEC by such date, and Escrow Agent shall be permitted to rely on such notification for all actions taken by it pursuant to this Section 3(b).

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         4. Release of Escrowed Funds and Escrowed Stock. The Escrow Agent
hereby agrees to hold the Escrowed Funds and Escrowed Stock in escrow, until the occurrence of the following event:

         (a) Upon release by the Escrow Agent of the Escrowed Documents in accordance with Section 3(a) of this Escrow Agreement, the Escrow Agent shall release the Escrowed Amount and Escrowed Stock to the Shareholder.

         5. Termination of Agreement. When the Escrow Property has been released and distributed pursuant to the provisions of this Escrow Agreement, this Escrow Agreement, except for the provisions of Paragraphs 6(b) and 6(f) hereof, shall terminate, and be of no further force or effect.

         6. Escrow Agent.

         (a) Duties and Responsibilities. (i) The duties and responsibilities of the Escrow Agent hereunder shall be limited to those expressly set forth in this Escrow Agreement, and the Escrow Agent shall not be bound in any way by any other contract or agreement between the parties hereto, whether or not the Escrow Agent has knowledge of any such contract or agreement or of the terms or conditions thereof. In the event that the Escrow Agent shall be uncertain as to any duties or responsibilities hereunder or shall receive instructions from any of the parties hereto with respect to the Escrow Property which in the Escrow Agent's belief are in conflict with any of the provisions of this Escrow Agreement, the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed to do so in writing by both parties hereto or by order of a court of competent jurisdiction in proceedings which the Escrow Agent or any other party hereto shall be entitled to commence. The Escrow Agent may act upon the advice of its counsel in taking or refraining from taking any action hereunder and may act upon any instrument or other writing believed in good faith to be genuine and to be signed and presented by the proper person or persons.

                  (ii) The Escrow Agent shall not be responsible for the genuineness of any signature or document presented to it pursuant to this Escrow Agreement and may rely conclusively upon and shall be protected in acting upon any list, advice, judicial order or decree, certificate, notice, request, consent, statement, instruction or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper person hereunder, or duly authorized by such person or properly made. The Escrow Agent shall not be responsible for any of the agreements contained herein except the performance of its duties as expressly set forth herein. The duties and obligations of the Escrow Agent hereunder shall be governed solely by the provisions of this Escrow Agreement and the Escrow Agent shall have no duties other than the duties expressly imposed herein and shall not be required to take any action other than in accordance with the terms hereof. The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or restatement of this Escrow Agreement, unless in writing and signed by Buyer, Seller and the Shareholder, and, if the duties of the Escrow Agent are affected thereby, unless Escrow Agent shall have given its prior written consent thereto.

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         (b) Liability. The Escrow Agent shall not be liable to anyone for any damage, loss or expense incurred as a result of any act or omission of the Escrow Agent, unless such damage, loss or expense is caused by the Escrow Agent's willful default or gross negligence. Accordingly, and without limiting the foregoing, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted under this Escrow Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for herein, not only as to its due execution by an authorized person and as to the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein. Should any issue arise with respect to the delivery or ownership of the Escrow Property, the Escrow Agent shall have no liability to any party hereto for retaining dominion and control over the Escrow Property until such issue is resolved by (i) mutual agreement of the parties; or (ii) final order, decree or judgment by a court of competent jurisdiction. In no event shall the Escrow Agent be under any duty whatsoever to institute or defend such proceeding.

         (c) Disputes. In the event of a dispute between any of the parties hereto sufficient in the discretion of the Escrow Agent to justify its initiation of legal proceedings, or in the event that Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Escrow Property, the Escrow Agent may, at its option, either (i) tender the Escrow Property into the registry or custody of the court of competent jurisdiction before which such lawsuit is pending, and thereupon be discharged from all further duties and liabilities under this Escrow Agreement with respect to the Escrow Property so tendered or (ii) deliver the Escrow Property in accordance with the court's orders or ultimate disposition of such lawsuit. Any legal action initiated by the Escrow Agent may be brought in any court as the Escrow Agent shall determine to have jurisdiction with respect to such matter. Buyer, Seller and the Shareholder hereby jointly and severally indemnify and hold the Escrow Agent harmless from and against any damage, losses or expense suffered or incurred by the Escrow Agent in connection with the exercise by the Escrow Agent of the options authorized in this paragraph, including but not limited to, reasonable attorneys' fees and costs and court costs at all trial and appellate levels.

         (d) Attachment. In the event all or any part of the Escrow Property shall be attached, garnished or levied upon pursuant to any court order, or the delivery thereof shall be stayed or enjoined by a court order, or any other order, judgment or decree shall be made or entered by any court affecting the Escrow Property or any part hereof or any act of the Escrow Agent, the Escrow Agent is authorized to obey and comply with all writs, orders, judgments or decrees so entered or issued by any such court, without the necessity of inquiring whether such court has jurisdiction; and if the Escrow Agent obeys or complies with any such writ, order, or decree, the Escrow Agent shall not be liable to any of the parties hereto or any other person by reason of such compliance.

         (e) Legal Action. The Escrow Agent shall have no duty to incur any out-of-pocket expenses or to take any legal action in connection with this Escrow Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding that would result in or might require it to incur any cost, expense, loss, or liability, unless and until it shall receive confirmation and at its option, security, with respect to indemnification in accordance with Paragraph 6(f) of this Escrow Agreement.

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         (f) Indemnification. Without determining or limiting any rights as between or among Buyer, Seller and the Shareholder, which rights shall exist outside this Escrow Agreement and not be prejudiced hereby, Buyer, Seller and the Shareholder jointly and severally hereby agree to indemnify and hold harmless the Escrow Agent from and against any and all cost, loss, damage, disbursement, liability, and expense, including reasonable attorneys' fees and costs, which may be imposed upon or incurred by the Escrow Agent hereunder, or in connection with the performance of its duties hereunder, including any litigation arising out of this Escrow Agreement, or involving the subject matter hereof, except only costs, losses, claims, damages, disbursements, liabilities and expenses arising out of the Escrow Agent's acts or omissions for which the Escrow Agent is adjudged willfully malfeasant or grossly negligent by a final decree, order or judgment of a court of competent jurisdiction from which no appeal is taken within the applicable appeals period.

         (g) Resignation. The Escrow Agent, or the Escrow Agent's successor hereinafter appointed, may at any time resign by giving notice in writing to Buyer, Seller and the Shareholder, and shall be discharged of all further duties hereunder upon the appointment of a successor escrow agent which shall be appointed by agreement of each of Buyer, Seller and the Shareholder; provided, however, that such resigning Escrow Agent shall remain entitled to indemnification hereunder pursuant to Paragraph 6(f) hereof. If Buyer, Seller and the Shareholder are unable to agree on a successor escrow agent, either of such parties may petition a court of competent jurisdiction to appoint one. From the date upon which the Escrow Agent sends notice of any resignation until the acceptance by a successor escrow agent appointed as provided herein, the Escrow Agent's sole obligation hereunder shall be to hold the Escrow Property delivered to it in accordance with this Agreement. Any such successor escrow agent shall deliver to Buyer, Seller and the Shareholder a written certificate accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the benefit of the provisions set forth herein.

         (h) Law Firm Escrow Agent. Buyer, Seller and the Shareholder each acknowledge and agree that nothing contained herein shall be deemed to prevent any law firm serving as the Escrow Agent, or as a successor escrow agent, from acting as counsel for Buyer, Seller or the Shareholder, or any of their respective stockholders, or any of their respective affiliates, or any other party in any matter, including resolution of disputes and claims subject to, arising under or related to the Agreement or this Escrow Agreement, or acting as an escrow agent on behalf of others.
         (i) Accounting. The Escrow Agent will provide to each of Buyer, Seller and the Shareholder a written accounting of the investments held in escrow hereunder and all transactions relating to this Escrow Agreement, including any distributions of the Escrowed Amount, within twenty (20) business days following written request of any such Party.

         7. Escrow Agent Fees and Expenses.

         (a) Compensation and Expenses. The Escrow Agent shall be entitled to reimbursement for its out of pocket costs and expenses and payment of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein. The costs and expenses of the Escrow Agent, including reasonable attorneys' fees and costs, shall be borne

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jointly and severally by Buyer, Seller and the Shareholder, any amounts owed by
Buyer, Seller and the Shareholder to the Escrow Agent, may be deducted by the Escrow Agent from the Escrowed Amount before final distribution thereof.

         (b) Reporting. The Shareholder will provide the Escrow Agent with any IRS Forms W-9 for taxpayer identification number certifications, or Forms W-8 for non-resident alien certifications, as may be appropriate at or prior to the Closing Date.

         8. Relief.

         In the event litigation is maintained by a party to this Escrow Agreement against any other party to enforce this Escrow Agreement or to seek any remedy for breach, then the prevailing party in such litigation shall be entitled to recover from the non-prevailing party reasonable attorneys' fees and costs of suit.

         9. Miscellaneous.

         (a) All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Escrow Agreement will be in writing and will be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice:

              if to Buyer, to:

                     Bridgeline Software, Inc.
                     10 Sixth Road
                     Woburn, MA  01801
                     Attention: Chief Financial Officer

                     with a copy to:

                     Joseph C. Marrow, Esq.
                     Morse, Barnes-Brown & Pendleton, P.C.
                     1601 Trapelo Road
                     Waltham, MA 02451

              if to Seller, to:

                     Objectware, Inc.
                     5555 Triangle Parkway, Suite 250
                     Norcross, GA  30092
                     Attention:  Chief Executive Officer

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                     with a copy to:

                     Arnall Golden Gregory LLP
                     171 17th NW, Suite 2100
                     Atlanta, GA 30363-1031
                     Attn: Sherman A. Cohen, Esq.


              if to the Shareholder, to:

                     Erez M. Katz
                     5555 Triangle Parkway, Suite 250
                     Norcross, GA  30092

              with a copy to:

                     Arnall Golden Gregory LLP
                     171 17th NW, Suite 2100
                     Atlanta, GA 30363-1031
                     Attn: Sherman A. Cohen, Esq.

              if to the Escrow Agent, to:

                     Arnall Golden Gregory LLP
                     171 17th NW, Suite 2100
                     Atlanta, GA  30363-1031
                     Attn:  Sherman A. Cohen, Esq.

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 9(a).

         (b) Entire Agreement. This Escrow Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings between or among the parties relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Escrow Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Escrow Agreement.

         (c) Amendments, Waivers and Consents. Except as otherwise expressly provided herein, the terms and provisions of this Escrow Agreement may be modified or amended only by written agreement executed by all parties hereto. The terms and provisions of this Escrow Agreement may be waived, or consent for the departure therefrom granted, only by a written document signed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Escrow Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

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         (d) Assignment. The rights and obligations under this Escrow Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties.

         (e) Benefit, Binding Effect; Third Party Beneficiaries. All statements, representations, warranties, covenants and agreements in this Escrow Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Escrow Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Escrow Agreement.

         (f) Governing Law. This Escrow Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

         (g) Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Escrow Agreement shall be unenforceable or invalid in any respect, then such provision shall be deemed limited to the extent that such court deems it valid or enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, partially or wholly unenforceable, the remaining provisions of this Escrow Agreement shall nevertheless remain in full force and effect.

         (h) Expenses. Except for the fees and expenses of the Escrow Agent which shall be paid as provided in Section 7, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Escrow Agreement and the transactions contemplated hereby, whether or not the transactions contemplated in this Escrow Agreement or in the Agreement are consummated.

         (i) Headings and Captions. The headings and captions contained in this Escrow Agreement are for convenience only and shall not affect the meaning or interpretation of this Escrow Agreement or of any of its terms or provisions.

         (j) Interpretation. The parties hereto acknowledge and agree that they have participated jointly in the negotiation and drafting of this Escrow Agreement, have each been represented by counsel in such negotiation and drafting, and that in the event an ambiguity or question of intent or interpretation arises, this Escrow Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Escrow Agreement.

         (k) Counterparts. This Escrow Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS.]

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                                              SIGNATURE PAGE TO ESCROW AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    BUYER:

                                    BRIDGELINE SOFTWARE, INC.

                                    By:
                                    Name: Thomas L. Massie
                                    Title: President and Chief Executive Officer

                                    SELLER:

                                    OBJECTWARE, INC.

                                    By___________________________________
                                    Name: Erez M. Katz
                                    Title: President and Chief Executive Officer

                                    SHAREHOLDER:

                                    ______________________________________
                                    Erez M. Katz

                                    ESCROW AGENT:

                                    ARNALL GOLDEN GREGORY LLP

                                    By:
                                    Name:
                                    Title:



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